                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 27, 1997


                                 COBANCORP INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


            OHIO                       0-13166              34-1465382
-------------------------------   -----------------    ------------------
(State or other Jurisdiction of    (Commission           (IRS Employer
        incorporation)              File number)          Identification No.)


                 1530 West River Road North, Elyria, Ohio 44035
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (216) 329-8000
        ---------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 27, 1997 CoBancorp Inc. ("CoBancorp") acquired Jefferson Savings Bank, an Ohio-chartered savings association ("Jefferson") with assets of approximately $62 million, by means of a merger of an interim subsidiary of CoBancorp with and into Jefferson. Cash in the amount of $6,733,000 was paid to Jefferson's shareholders, they also received additional consideration of $649,498 attributable to certain favorable tax benefits (confirmed by an IRS Private Letter Ruling dated May 31, 1996) in exchange for Jefferson's 3,535 issued and outstanding shares. The transaction was accounted for under the purchase method. Jefferson remains a separate savings association subsidiary of CoBancorp.

         The terms of the sale, including the purchase price and form of consideration were the result of arms'-length negotiations between the parties. Prior to this transaction, there has been no material relationship between Jefferson and CoBancorp, its affiliates, any officer or director of CoBancorp or any of their affiliates.

         In connection with the acquisition, CoBancorp acquired all of the equipment and other physical property of Jefferson, consisting of equipment and physical property used in Jefferson's banking business. CoBancorp intends to continue to use the assets acquired in this transaction in the manner utilized by Jefferson prior to the acquisition.

         Jefferson conducts its operations in the following locations, all of which will continue in operation for the immediate future following the acquisition:

                  Location                               Description
                  --------                               -----------

1.       One East Main Street                            Main Office
         West Jefferson, Ohio  43162

2.       101 West High Street                            London Office
         London, Ohio  43140

3.       299 Yankee Town Road                            Mt. Sterling Office
         Mt. Sterling, Ohio 43143


         Headquartered in Elyria, Ohio, CoBancorp Inc. is a publicly traded bank holding company (Nasdaq symbol "COBI") incorporated under the laws of the State of Ohio and reporting under the Securities Exchange Act of 1934. As of December 31, 1996, CoBancorp Inc. reported assets of $598,917,714 and shareholders' equity of $54,644,617. Through CoBancorp's principal banking subsidiary, PREMIERBank & Trust, banking offices operate in Lorain County and portions of Cuyahoga, Erie, Richland, Huron, Franklin, Delaware and Crawford Counties, Ohio.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the exhibits to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION, AND EXHIBITS

         Exhibits:

                 10 Agreement and Plan of Reorganization and Merger dated August 26, 1996 by and among CoBancorp Inc., Prime Interim Savings Bank and Jefferson Savings Bank and amendments thereto.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                          COBANCORP INC.

Date:  March 13, 1997                            By: /s/ Timothy W. Esson
                                              -------------------------------
                                              Timothy W. Esson
                                              Executive Vice President
                                                       and Treasurer